EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated September 27, 1996, except as to the fifth paragraph of Note 1, as to which the date is October 31, 1996 and as to Note 8D as to which the date is October 21, 1996, in Amendment No. 2 to the Registration Statement (Form S-3) and the related Prospectus of International Speedway Corporation for the registration of 4,000,000 shares of its Class A Common Stock.

   We also consent to the incorporation by reference therein of our report dated October 20, 1995 with respect to the consolidated financial statements and schedule of International Speedway Corporation included in the Annual Report (Form 10-K) for the years ended August 31, 1995, 1994, and 1993, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


Jacksonville, Florida
October 29, 1996

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   The foregoing consent is in the form that will be signed upon the completion of the recapitalization of the Company as described in the fifth paragraph of Note 1 to the financial statements.


                                        Ernst & Young LLP


Jacksonville, Florida
October 29, 1996